SCUDDER HIGH INCOME TRUST

The Proxy Statement on Schedule 14A for Scudder High Income Trust (File No. 811-05482) is incorporated by reference to the Definitive Proxy Statement for the fund filed with the Securities and Exchange
Commission on April 25, 2003.